Media-Information

New York                                  December 9, 2021

DWS’s RREEF Property Trust, Inc. Announces CEO Transition

–Anne-Marie Vandenberg named CEO
–Todd Henderson to continue as Chairman of the Board

DWS announced today that RREEF Property Trust, Inc. (NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX; ZRPTMX; ZRPTUX), a publicly registered, daily NAV REIT1, has appointed Anne-Marie Vandenberg as the company’s Chief Executive Officer. Based in Chicago, Vandenberg will maintain her roles as President and Director of the company. Todd Henderson, who previously served as the company’s CEO, will continue as the company’s Chairman of the Board.

“Under Anne-Marie’s leadership, RREEF Property Trust has never been better positioned. As the strategy hits the next phase of growth, I thought it timely to recommend to the board of directors that we make the full transition of daily responsibilities of the company to Anne-Marie,” said Todd Henderson, who also serves as Global Co-Head of Real Estate, Americas, at DWS. “Anne-Marie is a seasoned professional and a 17-year veteran of DWS. She is truly passionate about providing best in class alternative investment solutions. That passion, combined with her real estate expertise and knowledge of our platform, will benefit the shareholders of RREEF Property Trust for years to come. Anne-Marie and our broader team will continue to pursue our objectives of providing stockholders a combination of current income, portfolio diversification and attractive risk adjusted return.”

Vandenberg joined DWS in 2004 and has held several roles within the real estate business, including President and Chief Operating Officer of RREEF Property Trust, Portfolio Manager of DWS’s Defined Contribution strategy and Head of Real Estate Capital Markets of DWS, where she was responsible for asset and fund level financings across the Americas private real estate platform.

For further information please contact:
Kenny Juarez
Phone: +1 (212) 454-9994
E-Mail: kenny.juarez@dws.com

1 Valuations and appraisals of RREEF Property Trust’s properties and real estate-related securities are estimates of fair value and may not necessarily correspond to realizable value, and may not accurately reflect the actual price at which assets could be liquidated on any given day.
Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com

DWS Group
DWS Group (DWS) is one of the world's leading asset managers with USD 1 trillion of assets under management (as of 30 September 2021). Building on more than 60 years of experience, it has a reputation for excellence in Germany, Europe, the Americas and Asia. DWS is recognized by clients globally as a trusted source for integrated investment solutions, stability and innovation across a full spectrum of investment disciplines.

DWS wants to innovate and shape the future of investing: with approximately 3,500 employees in offices all over the world, we are local while being one global team. We are investors – entrusted to build the best foundation for our clients’ future.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including related to the performance of RREEF Property Trust. Although RREEF Property Trust believes the expectations reflected in such forwardlooking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. RREEF Property Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company's expectations.

This is neither an offer to sell nor a solicitation of an offer to buy securities.

The brand DWS represents DWS Groups GmbH & Co. KGaA and any of its subsidiaries.

© 2021 DWS Group GmbH & Co. KGaA. All rights reserved.
Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com